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Exhibit 3.1(ad)

CERTIFICATE OF LIMITED PARTNERSHIP
OF
TEXAS LONE STAR TITLE, LP.

        This Certificate of Limited Partnership of Texas Lone Star Title, L.P (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to TRLPA art. 613a-1, sec 1.07.

  1.
  The name of the Limited Partnership is "Texas Lone Star Title, L.P."

  2.
  The address of the Limited Partnership's registered office in the State of Texas is 811 Dallas Avenue, Houston, Texas 77002. The Limited Partnership's registered agent at that address is C T CORPORATION SYSTEM.

  3.
  The name and business of the sole general partner is Beazer Homes Texas Holdings, Inc., a Delaware corporation, c/o Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342.

  4.
  The principal office address is 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342.

        IN WITNESS WHEREOF, the undersigned, as the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed this 21st day of October 1999.

BEAZER HOMES TEXAS HOLDINGS, INC. GENERAL PARTNER
By:	/s/

Name:	CORY J. BOYDSTON
Title:	VICE PRESIDENT

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.
The name of the entity is TEXAS LONE STAR TITLE, L.P. and the file number issued to the entity by the secretary of state is 0012617410

2.
The entity is: (Check one.)

☐
a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐
a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐
a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☒
a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐
an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.
The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 811 DALLAS AVE., HOUSTON, TX 77002

4.
☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.) 800 Brazos, Austin, TX 78701 OR ☐ B. The registered office address will not change.

5.
The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is CT CORPORATION SYSTEM

6.
☒ A. The name of the NEW registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company OR ☐ B. The registered agent will not change.

7.
Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:	/s/ (A person authorized to sign on behalf of the entity)
IAN J. McCARTHY Beazer Home Sales ARIZONA, INC.

INSTRUCTIONS

1.
It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call 512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.
You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement with a post office box address or a lock box address will not be filed.

3.
An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offence is a Class A misdemeanor.

4.
Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

  Personal checks and MasterCard®, Visa®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.
Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.
The name of the entity represented is
TEXAS LONE STAR TITLE, L.P.

  The entity's filing number is 12617410

2.
The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

  800 Brazos, Austin, Texas 78701

3.
The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

  701 Brazos Street, Suite 1050, Austin, Texas 78701

4.
Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 07/31/03

Corporation Service Company d/b/a CSC-Layers Incorporating Service Company
Name of Registered Agent
John H. Pelletier, Asst. VP
Signature of Registered Agent

FILING OFFICE COPY

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  Exhibit 3.1(ad)
CERTIFICATE OF LIMITED PARTNERSHIP OF TEXAS LONE STAR TITLE, LP.